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         LEND LEASE HYPERION MORTGAGE OPPORTUNITY FUND, INC. (the "Registrant")
                    Form N-SAR for the period ending January 31, 2000
                                   File Number 811-07301





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 31st day of March, 2000.




                                        LEND LEASE HYPERION MORTGAGE
                                        OPPORTUNITY FUND, INC.





                                        By:      /s/ Clifford Lai
                                                 Clifford Lai
                                                 President




Witness:   /s/ Joe Tropeano
             Joe Tropeano
             Assistant Secretary